EXHIBIT D

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares of

NB CROSSROADS PRIVATE MARKETS ACCESS FUND LLC

Tendered Pursuant to the Offer to Purchase

Dated May 31, 2023

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS NOTICE OF WITHDRAWAL MUST BE

RECEIVED BY UMB FUND SERVICES, INC. BY,

11:59 P.M., EASTERN TIME, ON JUNE 30, 2023,

UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal and Return To:

NB Crossroads Private Markets Access Fund LLC

c/o UMB Fund Services, Inc.

235 W. Galena Street

Milwaukee, WI 53212

Attention: Tender Offer Administrator

Phone: (844) 448-4480

Fax: (816) 860-3140

Tender Withdrawal Letter Page 1 of 2

NB CROSSROADS PRIVATE MARKETS ACCESS FUND LLC

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares of limited liability company interests in NB Crossroads Private Markets Access Fund LLC (the "Fund") for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated _________________.

Such tender was in the amount of:

☐	All of the undersigned's entire shares of limited liability company interests.

☐	A portion of the undersigned's shares of limited liability company interests expressed as a specific dollar value or number of shares

$_______________________or_______________________ (number of shares)

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the shares in the Fund previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL SHAREHOLDERS AND JOINT TENANTS:	FOR OTHER SHAREHOLDERS:

Signature	Print Name of Shareholder
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name of Shareholder	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary	Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name of Joint Tenant	Co-signatory if necessary
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory

Date: ______________

Tender Withdrawal Letter Page 2 of 2